UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 15, 2009

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue, Sioux Falls, SD		57104
(Address of principal executive offices)		(ZIP Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated in this Item 1.01 by reference.

ITEM 2.03                                  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

HF Financial Corp. (the “Company”) entered into a Commitment Letter/Letter Agreement on May 15, 2009 with FTN Financial Group (the “Lender”) which renews the Company’s existing $6,000,000 line of credit from the Lender.  In the event the Company draws on the line of credit it will pay interest at the FTB Base Rate minus one-quarter percent, with a minimum interest rate of 4.0%.  The line of credit expires on September 30, 2009.  The Lender’s obligation to fund the line of credit is subject to there occurring no material adverse change at the Company prior to the date of funding.  Funding under the line of credit will be subject to certain other terms and conditions set forth in the Commitment Letter/Letter Agreement.  The line of credit is subject to certain events of default set forth in the Commitment Letter/Letter Agreement, upon the occurrence of which the Lender may declare outstanding amounts, with interest thereon, immediately due and payable.

As of May 21, 2009, there are no direct borrowings outstanding under the line of credit.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter/Letter Agreement, effective as of May 15, 2009, by and between the Company and the Lender filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01            Financial Statements and Exhibits.

(d)           Exhibits.

10.1                         Commitment Letter/Letter Agreement, effective May 15, 2009, by and between the Company and FTN Financial Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp.
(Registrant)

Date:	May 21, 2009	by	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President
and Chief Executive Officer
(Duly Authorized Officer)

Date:	May 21, 2009	by	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Commitment Letter/Letter Agreement, effective May 15, 2009, by and between the Company and FTN Financial Group.